AGREEMENT



This agreement, made on October 7, 1997 between Da-Jung Resource
Corp., (hereinafter referred to as "DRC") of P.O. Box 71, Road
Town Tortolla, the British Virgin Islands and Integrated
Carbonics Corp. (hereinafter known is ICC), of Route 3, Box 84
Birch Tree, Missouri, 65438,

                           WITNESSETH;



WHEREAS, DRC represents and warranties that;


(1) It is a corporation duly registered under the laws of the British Virgin Islands and that it is in good standing and valid existence.
(2) It has the power and full authority to execute this contract and none of its actions are subject to consent by the Government of the British Virgin Islands or any other party(s).

(3) This contract will be valid and binding upon execution by both parties.

(4) That no additional conditions, agreements or liabilities exist with respect to the asset being transferred, which are not represented in existing agreements attached hereto.


WHEREAS, ICC represents warranties that;


(1) It is a corporation duly registered under the laws of the State of Delaware and is in good standing and valid existence.

(2) It has the power and full authority to execute this contract and none of its actions are subject to the consent of the Government of the United States or any other party(s).

(3) This contract will become valid and binding upon execution by both parties.

(4)  There are as of the date of this contract approximately
     25,500,000 (twenty five million five hundred thousand) common shares of the company's capital stock issued.

(5) It intends to complete a consolidation of its capital stock on a 100:1 basis and that this will be completed prior to any shares being issued to DRC under this agreement.

(6) No additional shares in its capital stock, other than those contemplated in this agreement, will be issued without prior shareholders' approval.


NOW THEREFORE, in consideration of mutual promises contained herein the parties agree as follows,


DRC hereby agrees to sell and transfer to ICC, 100% of its interest in the contracted China Canada Liumao Graphite Products
Co. Ltd., of Heilongjiang Province, the People's Republic of
China.


ICC hereby agrees to purchase from DRC, 100% of its interest in the aforementioned contract and project for;


1) The issuance of 6,000,000 (six million), post consolidation shares of its capital stock to DRC and,

2) Repayment of all project development and out of pocket expenses and,

3) Assumption of all obligations of DRC with respect to the contract and project including any existing obligations to third parties or advisors.

CONDITIONS TO THIS AGREEMENT



Restriction on the issuance of shares: ICC and its Board of Directors agree to complete the aforementioned consolidation prior to issuing any shares to DRC, as agreed upon herein.


                         APPLICABLE LAWS



This contract shall be governed by and construed in accordance with the Laws of the Province of British Columbia, Canada.


IN WITNESS WHEREOF, Da-Jung Resource Corp. and PLR, Inc. have caused this contract to be executed this 7th day of October 1997.


Da-Jung Resources Corp.




Per:  //ss [illegible]

     Director

PLR, Inc.




Per:  //ss   [illegible]

        Director